UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2012

PACIRA PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35060	51-0619477
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Sylvan Way, Suite 100, Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 254-3560

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

Aratana Agreements

On December 5, 2012 Pacira Pharmaceuticals, Inc., a California corporation (“PPI-CA”) and wholly owned subsidiary of Pacira Pharmaceuticals, Inc., a Delaware corporation (the “Registrant” and together with PPI-CA, the “Company”) entered into an Exclusive License, Development and Commercialization Agreement (the “License Agreement”) and related Supply Agreement (the “Supply Agreement” and, together with the License Agreement, the “Aratana Agreements”) with Aratana Therapeutics, Inc., a Delaware corporation (“Aratana”). Under the License Agreement, PPI-CA granted Aratana an exclusive (even as to PPI-CA) royalty-bearing license, including the limited right to grant sublicenses, for the development and commercialization of the Company’s depobupivacaine liposome injectable suspension product for animal health indications (the “Licensed Product”). Under the agreement, Aratana will develop and seek approval for the use of the Licensed Product in veterinary surgery to manage postsurgical pain, focusing initially on developing the Licensed Product for cats, dogs and other companion animals.

In connection with its entry into the License Agreement, PPI-CA received a one-time payment of $1 million and is eligible to receive up to an additional aggregate $42.5 million upon the achievement of development and commercial milestones.

Once the Licensed Product has been approved by the Food and Drug Administration for sale in the United States, Aratana will pay the Company a tiered double digit royalty on net sales made in the United States. If the Licensed Product is approved by foreign regulatory agencies for sale outside of the United States, Aratana will pay the Company a tiered double digit royalty on such net sales. Royalty rates will be reduced by a certain percentage upon the entry of a generic competitor for animal health indications into a jurisdiction or if Aratana must pay royalties to third parties under certain circumstances.

In addition, Aratana has the option to sublicense the Licensed Product in the United States (solely for animal health indications), subject to PPI-CA’s approval. Any proceeds received from a U.S. sublicense will be shared equally in accordance with a predetermined formula, after Aratana has recovered certain development costs. The sublicense is subject to certain financial obligations and royalty payments set forth in the agreement. If Aratana does not meet those obligations, the license granted to Aratana in the United States will terminate and all rights thereunder will revert back to PPI-CA.

Aratana also has the right to grant limited sublicenses of the Licensed Product outside of the United States (solely for animal health indications), subject to PPI-CA’s approval. The parties will share equally all proceeds received from such sublicenses outside of the United States in accordance with a predetermined formula, after Aratana has recovered certain development costs associated with development outside the United States.

The License Agreement also contains customary representations and warranties of PPI-CA, as well as indemnification obligations of PPI-CA relating to (i) certain third party infringement claims, (ii) third party claims arising from PPI-CA’s negligence or willful misconduct or (iii) PPI-CA’s material breach of the License Agreement.

Either party has the right to terminate the License Agreement in connection with (i) an insolvency event involving the other party that is not discharged in a specified period of time, (ii) a material breach of the License Agreement by the other party that remains uncured for a specified cure period or (iii) the failure to achieve a minimum annual revenue as set forth in the License

Agreement, all on specified notice. PPI-CA may terminate the License Agreement in connection with (i) Aratana’s failure to pay any amounts due under the License Agreement, (ii) Aratana’s failure to achieve regulatory approval in a particular jurisdiction with respect to such jurisdiction, or (iii) Aratana’s failure to achieve its first commercial sale within a certain amount of time on a country by country basis after receiving regulatory approval, all on specified notice. Aratana may terminate the License Agreement (i) upon the entry of a generic competitor for animal health indications on a country by country basis or (ii) at any time on a country by country basis except with respect to the United States and any country in the European Union, all on specified notice. The parties may also terminate the License Agreement by mutual consent. The License Agreement will terminate automatically if PPI-CA terminates the Supply Agreement.

In the event that the License Agreement is terminated, all rights to Licensed Product (on a jurisdiction by jurisdiction basis) will be terminated and returned to PPI-CA.

Unless terminated earlier pursuant to its terms, the License Agreement is effective until December 5, 2027, after which Aratana has the option to extend the agreement for an additional five (5) year term, subject to certain requirements.

Pursuant to the terms of the Aratana Agreements, PPI-CA is the exclusive supplier of all Licensed Product under the License Agreement and PPI-CA and Aratana will form a joint committee to oversee commercialization and development activities. PPI-CA can terminate the Supply Agreement immediately on written notice if (i) Aratana fails to make an undisputed payment or to cure a breach of a material provision of the Supply Agreement after a specified cure period or (ii) PPI-CA effects any changes, modifications or alterations to the manufacturing processes related to the manufacture of the Licensed Product and the parties cannot reach an agreement to continue to supply bulk product to Aratana or (iii) PPI-CA or its successor ceases to manufacture EXPAREL.

The Company expects to file each of the License Agreement and the Supply Agreement as an exhibit to its Annual Report on Form 10-K for the year ending December 31, 2012, and intends to seek confidential treatment for certain terms and provisions of each of the License Agreement and the Supply Agreement. The foregoing descriptions are qualified in their entirety by reference to the text of the License Agreement and the Supply Agreement, as applicable, when filed. The Company issued a press release with respect to its entry into the License Agreement and Supply Agreement, which is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated December 6, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 7, 2012	PACIRA PHARMACEUTICALS, INC.

	By:	/s/ James Scibetta
James Scibetta
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated December 6, 2012